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EXHIBIT 23.1

CONSENT OF BATEMAN & CO., INC., P.C., INDEPENDENT AUDITORS

We consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated May 8, 2001 on our audits of the financial statements of True Health, Inc., as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB of True Health, Inc., and all amendments thereto for the years ended December 31, 2000.

/s/ Bateman & Co., Inc., P.C.
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    BATEMAN & CO., INC., P.C.